UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On September 8, 2010, Robert F. MacLellan was appointed to serve on the Board of Directors (the “Board”) of T. Rowe Price Group, Inc. (the “Company”). Mr. MacLellan is non-executive Chairman of Northleaf Capital Partners, Canada’s largest independent global private equity fund manager and advisor. From 2003 to 2009, Mr. MacLellan served as chief investment officer of TD Bank Financial Group where he was responsible for overseeing the management of investments for The Toronto-Dominion Bank, its Employee Pension Fund, TD Mutual Funds, and TD Capital Group. Mr. MacLellan serves on the board of directors of Ace Aviation Holdings Inc., an investment company which holds an interest in Air Canada; and Maple Leaf Sports and Entertainment Ltd., owners of sports teams and arenas in Toronto. He also serves on the advisory committee of Toronto-based Birch Hill Equity Partners and on the board of the United Way of Greater Toronto. Mr. MacLellan holds an M.B.A. from Harvard University, a B.Comm. from Carleton University, and is a Chartered Accountant.
In connection with his appointment to the Board, and pursuant to the Company’s 2007 Non-Employee Director Equity Plan, the Company granted Mr. MacLellan a restricted stock unit award representing 4,000 shares of the Company’s common stock vesting on September 8, 2011.
There is no arrangement or understanding between Mr. MacLellan and any other person pursuant to which Mr. MacLellan was selected as a director. Mr. MacLellan will serve as a member of the Executive Compensation Committee of the Board. Mr. MacLellan does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. MacLellan is an independent director under applicable Nasdaq rules.
The Company, through its subsidiaries, has provided various services to subsidiaries and affiliates of TD Bank Financial Group, including acting as subadvisor to mutual funds offered by TD Asset Management, providing recordkeeping services for TD Bank and TD Securities retirement plans and making T. Rowe Price mutual funds available through other TD-related entities. Assets managed by the Company’s subsidiaries (including through investments in T. Rowe Price mutual funds) as a result of these relationships was approximately $4.8 billion as of December 31, 2009. Mr. MacLellan resigned from all of his officer positions at TD Bank Financial Group at the end of 2009.
Section 8 — Other Events

Item 8.01.	Other Events
On September 8, 2010, the Company issued a press release announcing the Board’s decision to increase the Company’s share repurchase authorization by 15 million shares. This brings the total number of shares that may yet be purchased under the current repurchase authorization to approximately 22.4 million. The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     99.1 Press release dated September 8, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland Kenneth V. Moreland Vice President and Chief Financial Officer Date: September 8, 2010